Exhibit 16.2

February 27, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read WCI Communities, Inc.’s statements included under Item 9 on Form 10-K of WCI Communities, Inc. for the year ended December 31, 2013 to be filed on February 27, 2014 and we agree with such statements concerning our firm.

/s/ McGladrey LLP

McGladrey LLP
West Palm Beach, Florida